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                                                                   Exhibit 10.14

                                REMEDYTEMP, INC.

                               FRANCHISE AGREEMENT


         FRANCHISE AGREEMENT (this "Agreement") is made this _____________ day of ___________________,19___ by REMEDYTEMP. INC., a California corporation ("Franchisor") Edwin & Elinor Lamont a _____________________________
("Franchisee") with reference to the following facts:

                                    RECITALS

         A. Franchisor owns Trade Secrets (as hereinafter defined) relating to training, management and marketing techniques and other procedures and methods of operation used in connection with methods of marketing and providing temporary and permanent employment services and operating a temporary and permanent employment service business (the "Remedy System").

         B. Franchisor has the exclusive right to use the service marks "Remedy Temporary Services", "RemedyTemp", "RemedyPerm" and the related logotypes, and other trademarks, service marks, and logos (the "Marks") in connection with the Remedy System.

         C. Franchisor grants to persons who meet Franchisor's qualifications and are willing to undertake the investment and effort, franchises to establish and operate a Remedy Temporary Services business (the "Franchised Business") within a specified location and a license to use the Trademarks in connection with the marketing and operation of the Franchised Business.

         D. Franchisee desire to obtain from Franchisor a franchise to establish and operate the Franchised Business and a license to use the Trademarks in connection with the marketing and operation of the Franchised Business and Franchisor is willing to grant such a franchise and license on the terms and conditions that follow.

         THEREFORE, Franchisor and Franchisee agree as follows:

         1.   GRANT OF FRANCHISE.

              Subject to the provisions of this Agreement, Franchisor grants Franchisee a franchise and license (the "Franchise") to use the Remedy System, the Marks, and the Trade Secrets during the Initial Term, at the Location, within the Territory only in connection with the Franchised Business.

         2.   TERRITORIAL RIGHTS.

              A. LOCATION. Franchisee shall conduct the Franchised Business from one or more offices within the Territory at the address(es) set forth on Exhibit A, attached hereto and incorporated herein by this reference (the "Location(s)") and such other addresses as Franchisor shall reasonably approve. If the addresses of the Location(s) is (are) not set forth on Exhibit A, Franchisee shall at his cost lease an office within the Territory which is reasonably satisfactory to Franchisor and which satisfies the criteria established by the Franchisor in the Remedy Operations Manual (hereinafter referred to) not later


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than ninety (90) days from the date of this Agreement. Franchisee shall not move the Location(s) without the prior written consent of Franchisor, which consent shall not be unreasonably withheld.

              B. TERRITORY. Except as provided in sections 2.C and 13.B, while Franchisee fully complies with this Agreement, Franchisor shall not itself conduct or grant to any other person the right to conduct the Franchised Business from a location within the geographic area described in or identified by the map attached as Exhibit B to this Agreement (the "Territory").

              C. RESTRICTIONS. Franchisee shall not offer or sell the services provided by the franchised Business to customers situated in the protected territory of another Franchisee of Franchisor. If the Franchisee shall provide its services to any customer outside the Territory which is not then within the protected territory of another Franchisee of Franchisor and such customer shall thereafter be within the protected area of another Franchisee of Franchisor, upon being informed thereof Franchisee shall immediately relinquish all sales and service rights of such customer to such other Franchisee in whose protected territory such customer is situated.

         3.   TERM AND RENEWAL.

              A. INITIAL TERM. Unless terminated sooner as provided in sections 6 and 24, this Agreement's initial term (the "Initial Term") shall be ten (10) years. The Initial Term shall commence on the date of this Agreement.

              B. FRANCHISEE'S RIGHT TO RENEW. Provided that Franchisee has substantially complied with this Agreement, and that Franchisee is in full compliance with this Agreement when the Initial Term expires, then, subject to the other conditions in this section 3, Franchisee shall have the right once to renew this Agreement for a renewal term of ten (10) years. The terms of the renewal, including, without limitation, levels of royalties and other fees, shall be according to Franchisor's then standard form of franchise agreement for a new franchise. However, there shall be no initial or renewal franchise fee, and the length of the renewal term shall be as provided in this section 3. Franchisor shall have the right to charge Franchisee for services that Franchisor renders to Franchisee or expenses that Franchisor incurs in connection with such renewal.

              C. RENEWAL PROCEDURE. If franchisee desires to renew the Franchise, then at least one hundred eighty (180) days and no more than two hundred ten (210) days before the Initial Term expires, Franchisee shall so notify Franchisor in writing. Upon Franchisor's determination that Franchisee is then and has been in compliance with this Agreement Franchisor shall deliver to Franchisee Franchisor's then standard form franchise agreement and any ancillary agreements and documents then customarily used by Franchisor in the grant or renewal of Remedy franchises, with appropriate modifications to reflect the fact that the agreements and documents relate to a renewal franchise. Franchisee's failure to execute such agreements and to execute general releases, in form satisfactory to Franchisor, of all claims against Franchisor, Franchisor's officers, directors, employees and agents within thirty (30) days after delivery to Franchisee shall constitute Franchisee's election to not renew the Franchise.

              In the event any law applicable to such renewal shall require additional notice, this agreement shall be deemed amended to conform with the minimum requirement of such law and, until such additional notice shall be given, this Agreement shall remain in effect on a month to month basis.


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         4.   FEES.

              A. INITIAL FRANCHISE FEE. Upon execution of this Agreement, Franchisee shall pay Franchisor an initial franchise fee of Fifteen Thousand Dollars ($15,000.00).

              B. ROYALTY. Except for the first thirteen (13) weeks after commencement of operations of the Franchised Business, for each of Franchisor's fiscal months (each being a "Fiscal Month") during the term of this Agreement, Franchisee shall pay Franchisor a royalty (the "Royalty") equal to six and one-half percent (6 1/2%) of Franchisee's Gross Billings (hereinafter defined) for such Fiscal Month. Within two (2) weeks after the end of each Fiscal Month during the term of this Agreement, Franchisor shall provide Franchisee monthly with a report of the Gross Billings during the prior Fiscal Month and a statement of the amounts owed Franchisor. Not later than the last day of such Fiscal Month, Franchisee shall pay Franchisor the amounts shown to be due for the preceding Fiscal Month on such summary report. Notwithstanding the foregoing, the royalty payable for the first 13 weeks after commencement of operations of the Franchised Business shall be three percent (3%) of Franchisee's Gross Billings.

              C. ADVERTISING FUND. Except for the first twelve (12) months after commencement of operations of the Franchised Business, during the term of this Agreement, Franchisee shall contribute each Fiscal Month to an Advertising Fund (hereinafter referred to) an amount equal to one-half percent (1/2%) of Franchisee's Gross Billings for such Fiscal Month (the "Advertising Fund Contribution"). Within two (2) weeks after the end of each Fiscal Month during the term of this Agreement, Franchisor shall provide Franchisee monthly with a report of the Gross Billings during the prior Fiscal Month and a statement of the amounts owed Franchisor. Not later than the last day of such Fiscal Month, Franchisee shall pay Franchisor the amounts shown to be due Franchisor on such summary report. Notwithstanding the foregoing, no Advertising Fund payments shall be due for the first 12 months after commencement of operations of the Franchised Business.

              D. GROSS BILLINGS DEFINED. "Gross Billings" means and includes gross amounts received or receivable directly or indirectly, from or in connection with all services, consultation, assistance, or sales from, through or attributable to the Franchised Business, regardless of where or to whom provided. Gross Billings excludes bona fide refunds and adjustments.

              E. INTEREST ON LATE PAYMENTS. All amounts due to Franchisor under this Agreement or otherwise shall bear interest after the due date at the rate of two percent (2%) per month, but not to exceed the highest rate that applicable law allows for open account business credit. This section shall not constitute an agreement by Franchisor to accept any late payment or a commitment by Franchisor to extend credit to or otherwise finance any aspect of the Franchised Business.

              F. APPLICATION OF PAYMENTS. Franchisor shall have the right to apply any payments(s) received from Franchisee to any amount(s) owed by Franchisee under this Agreement or otherwise regardless of Franchisee's designation as to application of such payment(s).

         5.   COMMENCEMENT AS A REMEDY FRANCHISEE.

              A. TIME LIMIT TO COMMENCE THE FRANCHISED BUSINESS. Franchisee shall select and designate at least one person who will be primarily responsible to coordinate and manage the Franchised Business for Franchisee, furnish and equip office space for such person(s) and facilities for the Franchised Business which satisfy Franchisor's specifications, cause staff who will perform tasks in connection with the Franchised Business to satisfactorily complete the initial training program described



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below, obtain all required licenses, insurance policies and permits, and take all other actions necessary to commence operating the Franchised Business, within ninety (90) days after the date of this Agreement.

              B. APPROVAL OF FRANCHISOR BEFORE COMMENCING THE FRANCHISED BUSINESS. Franchisee shall not conduct the Franchised Business or otherwise operate as a Remedy franchisee until Franchisor determines that Franchisee has satisfied Franchisee's obligations under this section 5, and that Franchisee has completed the initial training program to Franchisor's satisfaction as described in section 6.

         6.   TRAINING.

              A. INITIAL TRAINING. Franchisor shall furnish an initial training program in the management and operation of the Franchised Business to Franchisee and one (1) person designated by Franchisee as the manager of the Franchised Business. The training program will last approximately ten (10) days and will be in two phases. The first phase will last approximately five (5) days and will be conducted at the Franchisor's corporate headquarters in San Juan Capistrano, California, or such other place or additional places as may be designated by the Franchisor. The second phase will last approximately five (5) days and will be conducted in a branch office or an office of a franchisee of the Franchisor.

              B. COMPLETION OF TRAINING. Franchisee, and Franchisee's designated manager shall as a condition subsequent to this Agreement, complete Franchisor's training program to Franchisor's sole subjective satisfaction, exercised in good faith it being agreed that such judgment is one which only Franchisor is capable of making because of its unique experience and knowledge of its business methods. In the event Franchisee and such manager does not complete said training course to Franchisor's satisfaction, as aforesaid, Franchisor shall have the right to rescind this Agreement pursuant to the provisions of section 6.D. If Franchisee requests that additional employees be provided with such training, no fee shall be charged Franchisee but the number of such additional employees shall be limited to Franchisor's space availability at a regularly scheduled training program.

              C. DURATION AND SUBJECTS OF INITIAL TRAINING. The initial training program shall last approximately ten (10) days, at the option of the Franchisor. The initial training program will cover topics that the Franchisor deems appropriate. Such topics may include, but are not limited to the sales, service and operations of a franchised office.

              D. FURTHER EVALUATION DURING TRAINING; FAILURE TO COMPLETE TRAINING. Franchisor shall have the right, during the initial training program, to further evaluate Franchisee's fitness, and the fitness of Franchisee's manager to operate as a Remedy franchisee. Upon written notice to Franchisee that Franchisor has determined that Franchisee and/or Franchisee's manager lack(s) such fitness, this Agreement shall terminate. Upon such termination, Franchisor shall repurchase the Franchise by returning to Franchisee, without interest, all but Three Thousand Five-Hundred dollars ($3,500) of the initial franchise fee paid. Alternatively, in Franchisor's discretion, Franchisor may require Franchisee to replace the manager whom Franchisor determines does not meet Franchisor's standards for knowledge of or performance consistent with the Remedy System or who fails to complete the initial training program to Franchisor's sole, subjective satisfaction.

              E. EXPENSES. There shall be no additional charge to Franchisee for the initial training program. Franchisee shall be responsible for all personal and employee salaries and other



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compensation, and other costs and expenses in connection with attendance or participation in the initial training program.

              F. FRANCHISEE MEETINGS. Once during each calendar year, Franchisor shall sponsor a meeting of Remedy franchisees. The meeting will last between approximately one (1) to two (2) days. The meeting will be designed to provide further training, provide information, and facilitate discussions, on topics of interest to Remedy franchisees. Franchisee shall attend such meeting. There shall be no additional charge to Franchisee to attend any Franchisee meeting. Franchisee shall be responsible for all personal and employee salaries and other compensation, and other costs and expenses, including but not limited to travel and living expenses, in connection with attendance at or participation in such meeting.

         7.   DATA PROCESSING SERVICES.

              A. BILLING AND PAYROLL SERVICES. Franchisor shall provide without charge, and Franchisee shall utilize, a computerized data processing billing and payroll service to enable Franchisee to pay its temporary employees and to invoice its clients for temporary and permanent employment services provided through the Franchised Business, in the manner and on the terms and conditions specified in the Remedy Operating Manual.

              B. COLLECTIONS. Franchisee shall be solely responsible for collecting payment from Franchisee's clients and shall deliver monthly to Franchisor at the time specified in the Remedy Operating Manual an accounting of all sums received on forms prescribed for such purpose by Franchisor.

              C. EMPLOYEES. Franchisee shall be solely responsible for all wages of all temporary employees whose services are furnished through the Franchised Business as well as all of Franchisee's office and sales staff, and for all payroll taxes, workers' compensation insurance charges, vacation pay, state unemployment charges and taxes, and liability insurance charges attributable to much employees.

              D.   PAYROLL ACCOUNT.

                   (i) Prior to the commencement of the Franchised Business, Franchisee shall establish an account (the "Payroll Account") with a reputable bank selected by Franchisee and shall deposit therein an amount which Franchisee reasonably estimates will be sufficient to pay for Franchisee's payroll expenses as described in section C, above for the first two (2) weeks of operation of the Franchised Business. Franchisee shall provide Franchisor with payroll checks on the Payroll Account in accordance with the specifications in Franchisor's Operations Manual to enable Franchisor to perform data processing payroll service.

                   (ii) Throughout the term of this Agreement, Franchisee shall (a) keep Franchisor advised of the identity of the bank at which Franchisee maintains the Payroll Account, and (b) maintain on deposit in the Payroll Account an amount which Franchisor reasonably estimates will be sufficient by pay for Franchisee's said payroll expenses.

              E. COMPUTER PROGRAMS. All computer programs, written procedures, and other supporting items used in the work performed for Franchisee shall be the property of Franchisor.

              F. STORAGE OF MATERIALS. Computer disks and other storage media containing work done for Franchisee shall be stored by Franchisor for a reasonable period of time at the



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sole risk of Franchisee. No obligation or liability of any type is assumed by
Franchisor with regard to such materials.

              G. FRANCHISOR'S RESPONSIBILITY. Franchisor shall use reasonable care in processing Franchisee's bills, but Franchisor's responsibility shall be limited to correcting errors which are due to machine, operator, or computer program error. In no event shall Franchisor be liable to Franchisee for lost revenues, profits or other consequential damages incurred by Franchisee on account of any errors in such work.

         8.   ADDITIONAL SERVICES OF FRANCHISOR.

              A. OPENING PUBLICITY. Franchisor shall provide Franchisee information and materials for a direct mail campaign for use prior to and upon commencement of the Franchised Business.

              B. OPENING MANAGEMENT ASSISTANCE. Franchisor shall provide the services of a representative of Franchisor to provide Franchisee assistance in managing the Franchised Business within four (4) weeks after commencement of operations of the Franchised Business for a period of approximately five (5) days.

              C.   GUIDANCE.

                   (i) From time to time Franchisor shall advise Franchisee of operating considerations and problems of the Franchised Business disclosed by reports submitted to or inspections made by Franchisor or Franchisor's representatives. Franchisor shall furnish guidance in connection with (a) management and operation of the Franchised Business; (b) advertising standards and operating procedures used by Remedy franchisees; (c) obtaining supplies, insurance and other products and services; (d) administrative, bookkeeping, accounting and general operating and management procedures; (e) training employees; and (f) such other areas as Franchisor deems necessary, appropriate or advisable.

                   (ii) At Franchisor's discretion Franchisor shall furnish guidance through Franchisor's confidential Operating Manual, bulletins, written correspondence, at meetings of franchisees or personal consultations. If Franchisee reasonably requests, Franchisor shall furnish additional guidance, by telephone consultations, or, in Franchisor's discretion, Franchisor may send a representative to the location for the purpose of offering guidance and advice with respect to the operation of the franchised business.

              D. SOURCES OF GOODS AND SERVICES. Franchisor shall assist Franchisee in identifying sources of certain goods and/or services that Franchisee uses or may use in connection with the Franchised Business.

              E. BOOKKEEPING SYSTEM. Franchisor shall provide Franchisee with a bookkeeping and accounting system for the Franchised Business.

              F.   OPERATING MANUAL.

                   (i) Franchisor shall loan Franchisee during this Agreement's term, one copy of Franchisor's confidential Operating Manual (the "Operating Manual"). The Operating Manual will contain mandatory specification, standards and operating procedures prescribed form time to time by Franchisor for Remedy franchisees and information concerning other obligations of Franchisee and the operation of the Franchised Business. The Operating Manual may contain recommended and mandatory



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specifications, standards and procedures. Franchisor shall have the right to modify the Operating Manual from time to time to reflect changes in the image, methods, standards, specifications, procedures, or other attributes associated with or constituting part of the Remedy System.

                   (ii) Franchisee shall conduct the Franchised Business in strict compliance with the specifications, standards and operating procedures established by Franchisor and incorporated in the Operating Manual, as amended from time to time. Franchisee shall keep Franchisee's borrowed copy of the Operating Manual current. In any dispute about the Operating Manual's contents, the master copy at Franchisor's principal office, shall control.

                   (iii) Franchisee shall not copy or allow to be copied any of the Operating Manual. Upon termination or expiration of this Agreement for any reason Franchisee shall immediately return the Operating Manual to Franchisor.

         9.   MARKS.

              A. OWNERSHIP. Franchisee's right to use the Marks derives only from this Agreement. This Agreement confers no goodwill or interest in the Marks other than the right to use them in connection with the Franchised Business. Franchisee shall use the Marks in compliance with all applicable standards, specifications and operating procedures that Franchisor from time to time prescribes, only to identify the Franchised Business. Franchisee's use of the Marks and all goodwill that results from such use shall inure exclusively to Franchisor's benefit. Provisions of this Agreement that apply to the Marks shall also apply to all additional proprietary trade and service marks and commercial symbols that Franchisor from time to time authorizes and licenses Franchisee to use.

              B. USE. Franchisee shall use the Marks in the manner that Franchisor prescribes to identify the Franchised Business. Franchisee shall prominently display the Marks on stationery, invoices, packaging and supply materials that Franchisor designates and in connection with advertising and marketing the Franchised Business.

              C. LIMITATIONS ON USE. Franchisee shall not use the Marks as part of any corporate or trade name or with any prefix, suffix, or modifying words, terms, designs or symbols other than logos authorized for use by Franchisee under this Agreement. Franchisee shall not use the Marks in any modified form, in connection with performance of any unauthorized services, or in any other manner unless expressly authorized in writing by Franchisor. Franchisee shall not use any of the Marks in signing any contract, check, purchase agreement, negotiable instrument or other legal obligation, application for any license or permit, or in any manner that may result in liability of Franchisor for any debt or obligation of Franchisee.

              D. NOTICES. Franchisee shall give such notices of trade and service mark registrations as Franchisor specifies. Franchisee shall obtain such fictitious or assumed name registrations as applicable law requires, and shall file statements of abandonment of use of such fictitious or assumed names as applicable law requires or when it becomes appropriate to do so. Franchisee shall immediately notify Franchisor of any apparent infringement of or challenge to Franchisee's use of the Marks, or claim by any person of any rights in the Marks, and Franchisee shall not communicate with any person other than Franchisor and Franchisor's counsel in connection with any such infringement, challenge, or claim.

              E. CONTROL OF PROCEEDINGS. Franchisor shall have sole discretion to take or refrain from taking any action that Franchisor deems appropriate in connection with any possible or actual



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infringement, challenge or claim described in this section. Franchisor shall have the right exclusively to control any litigation, Patent and Trademark Office or other proceeding that arises from such infringement, challenge or claim or that otherwise relates to any of the Marks. Franchisee shall execute any and all instruments and documents, render such assistance, and do all acts and things that Franchisor or Franchisor's counsel considers necessary or advisable to protect and maintain Franchisor's interests in the Marks.

              F. DISCONTINUANCE OF USE. If Franchisor determines that it is advisable for Franchisor and/or Franchisee to modify or discontinue use of any or all of the Marks, and/or use one or more additional or substitute trade or service marks, Franchisee shall comply with Franchisor's directions to modify or otherwise discontinue use of such Marks within such reasonable time and pursuant to directions that Franchisor specifies to Franchisee in writing. Franchisor shall have no obligation to compensate Franchisee for any costs that Franchisee incurs in connection with any such modification or discontinuance.

              G. INDEMNIFICATION. Franchisor shall indemnify Franchisee against and reimburse against and reimburse Franchisee for all damages for which Franchisee is held liable in any proceeding that arises from Franchisee's use of any Marks pursuant to and in compliance with this Agreement and for all costs that Franchisee reasonably incurs in defense of any such claim against Franchisee or in any such proceeding in which Franchisee is named as a party. This indemnity shall be effective only if Franchisee has timely notified Franchisor of such claim or proceeding and has complied with all of this Agreement, including, without limitation, the provisions of this section 9.

         10.  RELATIONS.

              A. RELATIONSHIP. Franchisor and Franchisee shall deal at arm's length and shall be independent contractors. Franchisor and Franchisee shall have no agency, joint venture, employer-employee, partnership, fiduciary or special relationship.

              B. IDENTIFICATION. Franchisee shall conspicuously identify Franchisee in all transactions with clients, patrons, suppliers, public officials and Franchisee's employees and colleagues as the operator of the Franchised Business under a franchise from Franchisor. Franchisee shall place such other notices of independent ownership on forms, business cards, stationery, advertising and other materials as Franchisor from time to time requires.

              C. OBLIGATIONS. Except as this Agreement expressly authorizes, neither Franchisee nor Franchisor shall make any express or complied agreement, warranty, guaranty, or representation or incur any debt, in the name of or on behalf of the other. Neither Franchisee nor Franchisor shall represent that their relationship is other than that of independent contractors, Franchisor and franchisee, or licensor and licensee. Neither Franchisee nor Franchisor shall have any obligation or liability under any agreement, representation, or warranty made by the other that is not expressly authorized by this Agreement. Franchisor shall have no obligation for any damages to any person or party that arises directly or indirectly from the Franchised Business whether caused by Franchisee's negligent or willful action or failure to act. Franchisor shall have no liability for any sales, use, occupation, excise, gross receipts, income, property, license, or other fees or taxes, whether levied upon Franchisee, the Franchised Business, or Franchisee's property, or upon Franchisor, in connection with services rendered or activities 6r business conducted by Franchisee or payments to Franchisor pursuant to this Agreement.



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         11.  INDEMNIFICATION. Franchisee shall indemnify and hold Franchisor, and Franchisor's shareholders, directors, officers, employees, agents and assignees harmless against any liability for any Claims (as hereinafter defined) that arise from or in connection with the Franchised Business. "Claims" shall mean and include all obligations, including taxes, arising from services, sales or other business in connection with the Franchised Business; payments due to Franchisor under this Agreement or otherwise; actual and consequential damages; costs reasonably incurred in defense of any claim against Franchisor, including without limitations, accountants' attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. Franchisor shall have the right to defend any Claim against Franchisor at Franchisee's expense. This indemnity shall continue in full force and effect after and regardless of this Agreement's expiration or termination.

         12.  TRADE SECRETS.

              A. DISCLOSURE. Franchisor possesses confidential information consisting of concepts relating to and methods of marketing and providing temporary and permanent employment services and operating a temporary and permanent employment service business (the "Trade Secrets). Franchisor will disclose the Trade Secrets to Franchisee in the Operating Manual, the training program and additional guidance and management assistance, and in performing Franchisor's other obligations and exercising Franchisor's rights under this Agreement.

              B. LIMITS ON USE. Franchisee shall acquire no interest in the Trade Secrets other than the right to use them in developing and conducting the Franchised Business during this Agreement's term. Franchisee's duplication or use of the Trade Secrets in any other endeavor or business shall constitute an unfair method of competition. Franchisee shall:

                   (i) not use the Trade Secrets in any business or other endeavor other than in connection with the Franchised Business;

                   (ii) maintain absolute confidentiality of the Trade Secrets during and after this Agreement's term;

                   (iii) make no unauthorized copy of any portion of the Trade Secrets, including without limitation, the Operating Manual, bulletins, supplements, confidential correspondence, or other confidential communications, whether written or oral;

                   (iv) operate and implement all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use and disclosure of the Trade Secrets, including without limitation, restrictions on disclosure to employees and use of non-disclosure and non- competition provisions as Franchisor prescribes in employment agreements with employees who may have access to the Trade Secrets. Promptly upon Franchisor's request, Franchisee shall deliver executed copies of such agreements to Franchisor.

              C.   PARTICIPATION IN THE FRANCHISED BUSINESS AND NON-COMPETITION.

                   (i) Franchisee acknowledges that Franchisor could not protect the Trade Secrets against unauthorized use or disclosure and could not encourage free exchange of ideas and information among Franchisor's franchisees if Franchisee or certain persons associated with Franchisee held interests in any similar or competing business or program. Franchisor grants the rights in this



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Agreement in part in consideration of and in reliance upon Franchisee's agreement to deal exclusively with Franchisor. Accordingly, Franchisee shall not have any interest, directly or indirectly, in any temporary employment service or other business in competition with the Franchised Business.

                   Furthermore, except as permitted under the terms of the following sentence, Franchisee shall not have any interest, directly or indirectly, in any permanent employment placement service. The forgoing restriction shall not apply to a permanent employment placement service owned and operated by Franchisee on the date of this Agreement, when Franchisor agreed prior to entering into this Agreement, pursuant to a separate document, that Franchisee may continue to own and operate such business during the term of this Agreement; provided, however, Franchisee shall in no event provide permanent placement services for any temporary services employee of the Franchised Business through such permanent employment placement service. Neither Franchisee, nor, as applicable, any shareholder who owns more than three (3%) percent of the outstanding capital stock of Franchisee, or any general partner, director, officer, manager or other key employee of Franchisee, or spouse of any such person shall directly or indirectly conduct or hold an ownership interest in any business or venture that offers any services that are similar to those offered by or that competes with the Franchised Business, or in any entity that grants franchises or licenses to others to conduct or operate similar or competing systems or businesses.

                   (ii) The restrictions in section 12.C(i) shall not apply to ownership of securities listed on a stock exchange or traded over the counter that constitute less than three (3%) percent of the shares of the class of securities issued and outstanding, or to the conduct of other Franchised Business' pursuant to franchise agreements with Franchisor.

         13.  MINIMUM PERFORMANCE STANDARDS.

              A. MINIMUM GROSS BILLINGS. During each year during the term of this Agreement, Franchisee's average Gross Billings shall be not less than the minimum's specified in Exhibit B, attached hereto and incorporated herein by this reference ("Minimum Performance Standards").

              B.   REMEDIES FOR FAILURE TO SATISFY MINIMUM PERFORMANCE
STANDARDS.

                   (i) If Franchisee shall at any time fail to satisfy the Minimum Performance Standards, Franchisor shall have the right at its option to either (a) purchase the Franchised Business by paying to Franchisee an amount equal to the Repurchase Formula (hereinafter defined) in twenty-four equal monthly installments of principal, without interest; or (b) at any time thereafter itself operate a RemedyTemp Services business within the Territory, or grant a franchise to others to do so (in which event Franchisee shall have no right of first refusal with respect thereto). Franchisor shall determine Franchisee's compliance with the Minimum Performance Standards within sixty (60) days after each anniversary date of this Agreement.

                   (ii) Franchisor may elect either of the remedies described in section 13.B(i) at any time after Franchisee has failed to satisfy the Minimum Performance Standards. Franchisor shall exercise its right by giving written notice to Franchisee of its election.

                   (iii) If Franchisor elects to purchase the Franchised Business, upon such purchase this Agreement shall be terminated as if terminated by Franchisor pursuant to the provisions of section 22 hereof. The term "Repurchase Formula" shall mean an amount equal to one hundred percent

(100%) of Franchisee's accounts receivables which are not more than thirty (30) days old, plus an amount equal to fifty percent (50%) of Franchisee's accounts receivables which are over thirty (30) days old but not more than ninety (90) days old, plus Franchisee's book value for the tangible assets of the Franchised Business as determined in accordance with generally accepted accounting principals, consistently applied. Accounts receivable shall be aged for purposes of this paragraph from the date of the invoice.

         14.  IMAGE AND OPERATING STANDARDS.

              A. SERVICES. Franchisee shall offer all services designated by Franchisor. Franchisee shall not, without Franchisor's written approval, offer any services or products in connection with the Franchised business that are not authorized by Franchisor for Remedy franchisees.

              B. SPECIFICATIONS, STANDARDS AND PROCEDURES. Franchisee acknowledges that every detail of the Franchised Business's operation, appearance, supplies used, and services offered is important to Franchisor, other Remedy franchisees, and to Franchisee's clients. Franchisee shall comply with all mandatory specifications, standards and operating procedures, regardless of whether these appear in the Operating manual, or are communicated to Franchisee in writing or by other means, provided that these changes be applied uniformly to all franchisees, without limitation, to:

                   (i)     conduct of Franchisee's employees;

                   (ii) appearance and standards of services and conduct of the Franchised Business;

                   (iii)   supplies and suppliers; and

                   (iv) days and hours during which the Franchised Business will operate, receive personal and telephone calls and be open to provide service to clients. Franchisee shall operate the Franchised Business for all such services during the days and hours specified in the Operating Manual unless Franchisor approves a recommendation by Franchisee for other or additional hours.

              C. COMPLIANCE WITH LAWS, PROFESSIONAL AND GOOD BUSINESS PRACTICES. Franchisee shall obtain and maintain in Franchisee's name all required licenses, permits and certificates relating to conduct of the Franchised Business. Upon Franchisor's request, Franchisee shall immediately transmit copies of each such license, permit and certificate to Franchisor.. Franchisee shall conduct the Franchised Business in compliance with all applicable laws, ordinances and regulations, including, without limitation, all laws and regulations relating to insurance, unemployment insurance and withholding and payment of federal and state income taxes.

              D. REPORTS. Within five (5) days after receiving any report or notice from any government agency or department, or from any licensing organization, Franchisee shall deliver to Franchisor a complete copy of such report or notice.

              E. ACTIONS. Franchisee shall notify Franchisor in writing, as soon as possible, but not later than five (5) days after commencement of any action, suit or proceeding, or after issuance of any order, writ, injunction, award or decree of any court or government agency that may adversely affect the operation or financial condition of Franchisee of the Franchised Business.

              F. CLIENT RELATIONS. In all dealings with clients, suppliers, Franchisor, and all others, Franchisee shall adhere to the highest standards of ethical and professional conduct, honesty, integrity, good faith and fair dealing. Franchisee shall retrain from any business practice that Franchisor determines may injure Franchisor's business, other franchisees of Franchisor of the goodwill associated with the Marks.

              G. HIRING, TRAINING AND CONDUCT OF EMPLOYEES. Franchisee shall hire all employees of the Franchised Business. Franchisee shall have exclusive responsibility for all obligations that arise from employment and compensation of Franchisee's employees, and, except as set forth in section 6, for the proper training of employees in the operation of the Franchised Business. Franchisee shall require all employees to conduct themselves at all times in a professional and courteous manner.

         15.  INSURANCE.

              A. POLICIES. During this Agreement's term, Franchisee shall maintain insurance policies issued by carriers with an A.M. Best rating of "A-10" or better, covering the risks enumerated and in at least the amounts of coverage specified in the Operating Manual. Franchisor may from time to time increase or decrease the amounts of coverage required under such insurance policies. Franchisee shall provide evidence satisfactory to Franchisor that such insurance policies are in force at least ten (10) days before commencing the Franchised Business. Franchisor may from time to time require different or additional kinds of insurance, such as excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other changes in relevant circumstances.

              B. COVERAGE. All insurance policies shall insure Franchisee and Franchisor and shall provide for thirty (30) days prior written notice to Franchisor of any material modification, cancellation or expiration of a policy.

              C. FAILURE TO MAINTAIN. If Franchisee fails for any reason to maintain such insurance policies, or to furnish evidence satisfactory to Franchisor that such insurance policies are in force, Franchisor shall have the option, but not the obligation, in addition to Franchisor's other rights and remedies, to obtain insurance on Franchisee's behalf. In such circumstances Franchisee shall cooperate with Franchisor in Franchisor's efforts to obtain and maintain such insurance; promptly execute all forms or instruments; allow any inspections of the Franchised Business appropriate or necessary to obtain such insurance; and pay Franchisor on demand all costs and premiums incurred by Franchisor.

              D. OBLIGATION UNCONDITIONAL. Separate insurance that Franchisor from time to time maintains shall not effect Franchisee's obligation to maintain insurance described in this section 15. Franchisor shall have no liability for the sufficiency of insurance that Franchisor requires Franchisee to maintain; that Franchisor maintains on Franchisor's behalf; or that Franchisor obtains for Franchisee pursuant to this section 15.

         16.  REMEDY ADVERTISING FUND.

              A. ADVERTISING FUND. Franchisor shall maintain and administer an advertising fund (the "Advertising Fund") for such advertising, marketing, promotion, public relations and other marketing programs as Franchisor, in Franchisor's sole discretion, may deem necessary or appropriate. Franchisor shall direct all advertising programs financed by the Advertising Fund, with sole discretion over their creative concepts, materials, endorsements, geographic market and media placement and allocation.

              B. USE. Franchisor shall use the Advertising Fund in the manner that Franchisor deems appropriate to develop general public recognition of the Marks and to increase patronage of Remedy franchisees generally. Franchisor may use the Advertising Fund, without limitation, to conduct marketing surveys and research; retain public relations firms and advertising agencies; prepare and produce video, audio and written marketing materials; administer marketing programs in television, radio, magazines, billboards, newspapers or any other media, provide marketing materials to Remedy franchisees, and hold conferences of Remedy Franchisees. The Advertising Fund shall furnish services and advertising materials to Franchisee on the same terms and conditions as such services and materials are furnished to other franchisees of Franchisor.

              C. EXPENDITURES AND CERTAIN CONTRIBUTIONS. Franchisor may spend in any fiscal year more or less than the aggregate contribution of Remedy franchisees to the Advertising Fund in that year. Franchisor may collect and contribute to the Advertising Fund any advertising or other rebates from suppliers based upon purchases or volume purchases by Franchisor, Franchisee and/or Franchisor's other franchisees or otherwise. Franchisor may enter agreement(s) with supplies to Franchisee to the effect that such suppliers will deliver to Franchisor to be added to the Advertising Fund, certain rebates or credits on account of purchases or volume purchases by Franchisor, Franchisee, and/or Franchisor's other franchisees. Such contributions shall be additional to all other amounts due or contributed under this Agreement.

              D. LIMITATIONS. Franchisor shall not use the Advertising Fund to defray Franchisor's general operating expenses, except for salaries, administrative costs and overhead that Franchisor incurs to collect and account for contributions to the Advertising Fund, other activities related to administration of the Advertising Fund, and advertising programs financed through the Advertising Fund.

              E. ACCOUNTING. Franchisor shall account for the Advertising Fund separately from Franchisor's other funds. Advertising Fund surplus may be invested for future use. Franchisor shall annually prepare and provide to Franchisee a statement of monies collected and expenditures made by the Advertising Fund.

              F. ADVERTISING RESULTS. Franchisor undertakes no obligation to ensure that Advertising Fund expenditures in or affecting any geographic area are proportionate or equivalent to Advertising fund contributions by Franchisee or by Remedy franchisees in any area or that any franchisee will benefit in proportion to its Advertising Fund contributions. Except as this section 16 expressly provides, Franchisor shall have no direct or indirect liability or obligation to Franchisee with respect to maintenance, direction or administration of the Advertising Fund.

              G. FRANCHISEE'S CONTRIBUTIONS TO THE ADVERTISING FUND. Franchisee shall contribute one-half percent (1/2%) of Franchisee's Monthly Gross Billings to the Advertising Fund payable in accordance with section 4.C herein. Each such contribution shall accompany the Royalty due under section 4.B of this Agreement.

         17.  COOPERATIVE ADVERTISING.

              At as much times as Franchisor deems appropriate. Franchisor may, but shall not be obligated to delineate or modify the boundaries of a marketing region that encompasses the Territory for purposes of administering a cooperative advertising program among franchisees in that region. If Franchisor establishes any such region, Franchisee shall l participate in cooperative advertising in the same manner and to the same extent as a majority of Franchisor's franchisees in the region elect. The size and composition of such region and any other marketing regions delineated by Franchisor shall be binding upon Franchisee. Each franchisee in such region shall have the right to cast one vote for each Franchised Business operated by such franchisee in such region and the Franchisor shall, similarly, have the right to cast one vote for each Remedy office operated by Franchisor in such region, in all questions considered by the members of such region.

         18.  LOCAL ADVERTISING BY FRANCHISE.

              A. CONDUCT. Franchisee shall advertise the services offered by the Franchised Business factually, ethically and in good taste in Franchisor's judgment. Advertising by Franchisee shall be subject to Franchisor's approval as provided in section 18. Franchisee shall refrain from any advertising technique or program that Franchisor determines may injure Franchisor's business, other franchisees of Franchisor or the goodwill associated with the Marks.

              B. APPROVALS. Franchisee shall submit to Franchisor before use samples of all local advertising materials, and descriptions of all local advertising programs, not prepared or previously approved by Franchisor, for Franchisor's approval. Franchisee shall not use any advertising material or program that Franchisor disapproves. Franchisor's failure to provide Franchisee written notice of Franchisor's decision concerning any such submission within ten working (10) days after Franchisor receives the submission shall constitute approval.

         19.  ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.

              A. MAINTENANCE. Franchisor shall prescribe standards and requirements for bookkeeping, accounting and record keeping for the Franchised Business and shall recommend a system that conforms to such requirements. Franchisee shall at Franchisee's expense establish and maintain a bookkeeping, accounting and record keeping system that conforms to such requirements.

              B. REPORTS. Franchisee shall furnish Franchisor in the form and signed and verified by Franchisee in the manner that Franchisor prescribes from time to time:

                   (i) within thirty (30) days after the end of each calendar quarter, a profit and loss statement for the preceding calendar quarter and a year to date profit and loss statement for the Franchised Business;

                   (ii) within ninety (90) days after the end of Franchisee's fiscal year, a balance sheet and an annual profit and loss statement reflecting all year-end adjustments for the Franchised Business; and

                   (iii) upon request, portions of Franchisee's federal and state income tax returns that reflect operation of the Franchised Business.

         20.  REVIEWS, INSPECTIONS AND AUDITS.

              A. PERIODIC REVIEW. From time to time, at times that Franchisor designates, Franchisee and Franchisee's manager shall meet with Franchisor's representatives to discuss and review the Franchised Business' operations, status and financial performance.

              B. INSPECTION. To determine whether Franchisee and the Franchised Business are complying with this Agreement and with specifications, standards and operating procedures prescribed by Franchisor for operation of the Franchised Business, Franchisor or Franchisor's designated agents shall have the right at any reasonable time and without prior notice to Franchisee to:

                   (i) interview Franchisee and employees of the Franchised Business;

                   (ii) interview Franchisee's clients, Franchisee's suppliers and any other persons with whom Franchisee does business;

                   (iii) confer with members and staff of government agencies with authority over Franchisee about matters relevant to the Franchised Business; and

                   (iv) require Franchisee to participate and/or request Franchisee's clients, Franchisee's suppliers and any others to participate in any marketing surveys performed by or on behalf of Franchisor.

              C.   AUDIT.

                   (i) Franchisor shall have the right at any reasonable time and without prior notice to Franchisee to inspect and audit or cause to be inspected and audited the business, bookkeeping, account, sales and income tax, files, and other records of the Franchised Business, and the books and records of any individual, partnership or corporation that owns the Franchised Business. Franchisee shall fully cooperate with Franchisor's representatives or independent certified public accountants in any such inspection or audit.

                   (ii) If any such inspection or audit discloses an understatement of Monthly Gross Billings of the Franchised Business Franchisee shall pay to Franchisor, within ten (10) days after receipt of the inspection or audit report, the royalty fees and Advertising Fund contributions due on the amount of such understatement, and interest at the rate provided in section 4E, from the date originally due until the date of payment. Such payment shall be in addition to any remedy otherwise available to Franchisor on account of such underpayment and Franchisee's acceptance of such payment shall not constitute a waiver of the default occurring by reason thereof.

                   (iii) If Franchisee's failure to furnish reports, supporting records or other information required by this Agreement makes necessary any such inspection or audit or if any such inspection or audit reveals an understatement of Monthly Gross Billings greater than three percent (3%), Franchisee shall reimburse Franchisor for the costs of such audit or inspection. Such reimbursement shall include, without limitation, charges of any independent accountants and travel expenses, room and board and compensation of Franchisor's employees who participate in such inspection or audit.

                   (iv) The remedies in this section 21 shall be additional to and not in lieu of Franchisor's other remedies and rights under this Agreement or applicable law.

         21.  TRANSFER.

              A. BY FRANCHlSOR. This Agreement shall be fully transferable by Franchisor.

              B. BY FRANCHISEE. Franchisor has relied upon the Franchisee's reputation, skills And experience in entering this Agreement. Therefore, this Agreement, the Franchised Business and any interest in the same, the Franchise or in the Franchisee may be assigned or otherwise transferred by Franchisee only with Franchisor's prior written approval and in conformity with the procedures in this section 21.

              C. DEEMED ASSIGNMENT. If Franchisee is at any time a corporation then one or more transactions involving (i) issuance of any securities by Franchisee1 or (ii) the transfer of forty nine percent (49%) or more of the aggregate capital stock or voting power of Franchisee, or (iii) any merger or consolidation involving Franchisee shall be deemed to be an assignment of this Agreement within the meaning of this section 21. If Franchisee is a partnership then the death, voluntary or involuntary or other withdrawal of any general partner, admission of any additional general partner, or transfer of any general partner's interest in the property, management or profits and/or losses of the partnership shall be deemed to be an assignment within the meaning of this section 21.

              D.   RIGHTS OF FIRST REFUSAL.

                   (i) FRANCHlSOR'S RIGHT OF FIRST REFUSAL. If Franchisee desires to sell or otherwise transfer the Franchised Business and assign this Agreement, Franchisee shall deliver to Franchisor written notice setting forth all the terms of the proposed transfer and assignment and all information that Franchisor requests concerning the proposed assignee. Franchisor shall have the option, during fifteen (15) days after receipt of the notice, to purchase the Franchised Business and accept assignment of this Agreement on the terms contained in the notice, provided that Franchisor shall have the right to substitute cash for any non-cash consideration described in such notice. If Franchisor exercises this option, the purchase of the Franchised Business by Franchisor must be completed no later than thirty (30) days after Franchisor's notice to Franchisee of its purchase election.

                   (ii) If Franchisor does not exercise this option during such fifteen (15) day period then Franchisee may, during the following one hundred twenty (120) days transfer the Franchised Business and assign this Agreement to the proposed assignee on the terms in the notice, provided that the assignment shall be made, without limitation, in compliance with sections 21.C and 21.E Any proposed transfer not completed within such one hundred twenty
(120) day period and any material change in the terms of the proposed transaction prior to closing shall constitute a new offer and shall require compliance with this section 21.D.

              E. FURTHER CONDITIONS. If Franchisor elects not to exercise its right of first refusal, Franchisor's approval to a proposed transfer shall not be unreasonably withheld. However, without limitation of the foregoing, imposition of any or all of the following conditions precedent to Franchisor's approval shall be deemed to be reasonable:

                   (i) that the proposed assignee or, if the proposed assignee is a corporation, its principal officers, shareholders, or directors, demonstrate skills, qualifications and economic resources necessary in Franchisor's reasonable judgment, to operate the franchise that this Agreement contemplates, and, in any event, at least equal to the assignor's skills, qualifications and economic resources;

                   (ii) that the proposed assignee expressly assume in writing, for Franchisor's benefit, all Franchisee's obligations under this Agreement;

                   (iii) that the proposed assignee shall have completed the training program to Franchisor's sole, subjective satisfaction, as descried in section 6.D;

                   (iv) that as of the date of any such transfer, Franchisee shall have fully complied with all Franchisee's obligations to Franchisor under this Agreement and any other agreement, arrangement or understanding;

                   (v) that Franchisor require the proposed assignee to execute Franchisors standard form Franchise Agreement then being offered to prospective franchisees of Franchisor, except that no initial franchise fee shall be required from the proposed assignee and the term of the Agreement shall be modified to equal the remaining term under this Agreement;

                   (vi) that Franchisee pay Franchisor a transfer fee equal to ten percent (10%) of the initial franchise fee set forth in Section 4.A of this Agreement, which is deemed to be reasonably required to cover Franchisor's expenses relating to such transfer and the training required under this Agreement.

              F. ASSIGNMENT IN CASE OF DEATH. If, as applicable, Franchisee, or Franchisee's majority stockholder, or general partner dies, Franchisor shall allow the deceased `s surviving spouse, heirs, or estate the opportunity to participate in ownership of the Franchised Business during one hundred eighty
(180) days after such death, provided that during such time the surviving spouse, heirs or estate shall maintain all standards and obligations under this Agreement. During such one hundred eight (180) day period, the surviving spouse, heirs, or estate shall either satisfy all the then current qualifications for a purchaser of a Franchise or shall in accordance with the requirements of this section 21 sell, transfer, or assign such person's ownership interest in Franchisee, or, if applicable, this Agreement and the Franchised business to a person who satisfied the Franchisor' then current standards for new franchisees.

         22.  TERMINATION.

              A. TERMINATION WITH OPPORTUNITY TO CURE. For good cause, Franchisor may terminate this Agreement before its expiration by delivering to Franchisee written notice of termination. By way of illustration and not limitation, Franchisor shall be deemed to have good cause 1o terminate this Agreement upon the following grounds:

                   (i) Regardless of section 4E relating to interest on late payments, Franchisee's failure to make any payment due Franchisor within seven
(7) days after written notice that such sum is past due; and

                   (ii) Franchisee's failure to cure any other default of this Agreement within thirty (30) days after written notice to Franchisee specifying the nature of the default which Franchisor believes has occurred.

              B. TERMINATION WITH NO OPPORTUNITY TO CURE. If any of the following events of default occur Franchisor may terminate this Agreement immediately upon delivery to Franchisee of notice of termination. Franchisor shall have no obligation to allow Franchisee any opportunity to cure any such event of default.

                   (i) Franchisee is declared bankrupt or judicially determined to be insolvent, or all or a substantial part of the assets of Franchisee or the Franchised Business are assigned to or for the benefit of any creditor, or Franchisee admits his inability to pay Franchisee's debts as they come due;

                   (ii) Franchisee abandons the Franchised Business by failing to operate for five (5) consecutive days during which Franchisee is required to operate the Franchised Business under this

Agreement's terms, or any shorter period after which it is not unreasonable under the facts and circumstances for Franchisor to conclude that Franchisee does not intend to continue to operate the Franchised Business;

                   (iii) Franchisee has made any material misrepresentation relating to acquisition of the Franchised Business;

                   (iv) Franchisee engages in conduct that materially and unfavorably reflects upon the operation and reputation of the Franchised Business or the Remedy System;

                   (v) Franchisee fails for a period of ten (10) days after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to operation of the Franchised Business;

                   (vi) After curing any failure described in section 22.A Franchisee engages in the same noncompliance regardless of whether such noncompliance is corrected after notice;

                   (vii) Franchisee repeatedly fails to comply with one (1) or more requirements of this Agreement regardless of whether corrected after notice.

                   (viii) the Franchised Business is seized, taken over or foreclosed by a government official in the exercise of such official's duties, or seized, taken over, or foreclosed by a creditor, lienholder or lessor, provided that a final judgment against Franchisee remains unsatisfied for thirty
(30) days, unless a supersedes or other appeal bond has been filed;

                   (ix) a levy of execution is made upon the Franchise or upon any property used in the Franchised Business and is not discharged within five (5) days after such levy;

                   (x) Franchisee is convicted of a felony or other criminal misconduct relevant to operation of the Franchised Business; or

                   (xi) Franchisor reasonably determines that Franchisee's continued operation of the Franchised Business will result in imminent danger to public health or safely.

         23.  RIGHTS AND OBLIGATIONS AFTER TERMINATION OR EXPIRATION.

              A. PAYMENT OF AMOUNTS OWED. Upon termination or expiration of this Agreement, regardless of any reason for such termination or expiration, and regardless of any other provision of this Agreement, all royalty fees, advertising contributions, all other amounts owed to Franchisor or Franchisor's affiliates, and interest due on any of these amounts shall be immediately due and payable.

              B. MARKS. After termination or expiration of this Agreement, Franchisee shall:

                   (i) not directly or indirectly at any time or in any manner identify Franchisee or any business as a current or former Remedy franchisee or business;

                   (ii) not use any Marks or any colorable imitation of any Marks or other indicia of a Franchised Business in any manner or for any purpose or use for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with Franchisor;

                   (iii) remove and discontinue use of all signs, signfaces, stationery, advertising materials, informational or other brochures, and other materials containing any of the Marks or otherwise identifying or relating to the Franchised Business;

                   (iv) take all action necessary or appropriate to cancel all fictitious or assumed name or equivalent registrations relating to Franchisee's use of any of the Marks; and

                   (v) furnish to Franchisor within thirty (30) days after the effective date of termination or expiration, evidence satisfactory to Franchisor of Franchisee's compliance with all obligations under this section 23.

              C. TRADE SECRETS. Upon termination or expiration of this Agreement, Franchisee shall immediately cease to use any of the Trade Secrets disclosed to Franchisee pursuant to this Agreement. Upon such termination or expiration Franchisee shall immediately return to Franchisor the Operating Manual and all other confidential materials that Franchisor has loaned to Franchisee.

              D. COVENANT TO NOT COMPETE. If Franchisor exercises the right of first refusal described in section 21.D, then during two (2) years thereafter Franchisee shall have no interest as an owner, manager, employee, operator or consultant or in any other capacity in any business, venture, program or enterprise the primary function of which is to provide temporary or permanent employee placement within the Territory or within fifty (50) miles of the Territory.

              E. CONTINUING OBLIGATIONS. All obligations of Franchisor and Franchisee that expressly or by their nature survive expiration or termination of this Agreement shall continue in full force and effect subsequent to and regardless of this Agreement's expiration or termination and until they are fully satisfied or by their nature expire.

         24.  ENFORCEMENT.

              A.   SEVERABILITY AND SUBSTITUTION.

                   (i) Except as expressly provided to the contrary herein, each part of this Agreement shall be severable. If any provision is held invalid, or in conflict with any applicable law or regulation in a final, unappealable ruling by a competent court, agency or other tribunal in a proceeding to which Franchisor is a party, the ruling shall not impair or otherwise effect remaining parts of this Agreement that remain intelligible. Any portion held invalid shall be deemed not to be part of this Agreement when the time for appeal expires if Franchisee is a party to such proceeding otherwise when Franchisee receives notice of non-enforcement of such provision from Franchisor.

                   (ii) To the extent that sections 12 or 23, relating to trademarks, trade secrets and non-competition, or any part of such sections is unenforceable because of geographical, temporal or subject-matter scope, but could be enforceable by reducing any or all of such scope, such provisions shall be enforced to the fullest extent permissible under applicable laws and public policies.

                   (iii) If any applicable law or rule requires greater prior notice of termination or refusal to renew this Agreement, or action different than this Agreement requires, or if under any applicable law or rule any provision of this Agreement or specification, standard or operating procedure prescribed by

Franchisor is invalid or unenforceable, the prior notice and/or action required by such law or rule shall replace this Agreement's comparable provisions. In such circumstances Franchisor shall have the right, in Franchisor's sole discretion, to modify the invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable.

                   (iv) Franchisee shall satisfy the maximum duty permitted by law under any promise or covenant subsumed within any of this Agreement, that results from reducing any provision, or specification, standard or operating procedure prescribed by Franchisor, or striking from any such provision, specification, standard or operating procedure, any portion(s) that a court holds unenforceable, or orders to be unenforced, in a final decision to which Franchisor is a party, as if the remaining promise or covenant were a separately articulated part of this Agreement. Such modifications to this Agreement shall be effective only in such jurisdiction, unless Franchisor elects to make them applicable in other jurisdictions.

              B.   WAIVER.

                   (i) Franchisor or Franchisee may unilaterally waive or reduce any obligation of or restriction upon the other only by a signed written instrument. Such waiver shall take effect upon delivery of the instrument to the other or such other date stated in the instrument. Any waiver shall be without prejudice to the waiving party's other rights and shall be subject to continuing review.

                   (ii) Franchisor and Franchisee shall not be deemed to waive or impair the right to demand strict compliance with every term, condition and covenant in this Agreement, or to declare any breach to be a default and to terminate this Agreement prior to its expiration, or any other right(, power or option reserved in this agreement, by virtue of:

                           a.  any custom or practice of the parties that varies
from this Agreement's terms;

                           b.  any failure, refusal or neglect to exercise any
right under this Agreement or to insist upon strict compliance with mandatory specifications, standards, operating procedures or other obligations;

                           c.  any waiver, forbearance, delay, failure or
omission to exercise any right, power or option, of the same, similar or different nature, with respect to other franchisees; or

                           d.  acceptance of payments after any breach of this
Agreement.

              C. FORCE MAJEURE. Neither Franchisor nor Franchisee shall be liable or deemed to be in breach for loss, damage or failure to perform that results from any of the following causes. Any delay that results from the following causes shall extend performance accordingly or excuse performance in whole or in part as is reasonable. However, such causes shall not excuse payment of amounts due or owed at the time of such occurrence or payment of royalties due from subsequent Weekly Gross Billings.

                   (i) strikes, inadequate supply of equipment, merchandise, supplies, material or energy, or the voluntary foregoing of the right to acquire or use any of these in order to accommodate or comply with orders, requests, regulations, recommendations or instructions of any government, government department or government agency;



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                   (ii)    compliance with any law, rule, order, regulation,
requirement or instruction of a government agency other than an order, requirement or instruction that arises from a violation of law or this Agreement;

                   (iii)   acts of God or the public enemy; or

                   (iv)    acts or omissions of the other party.

              D. SPECIFIC PERFORMANCE AND INJUNCTIONS. Nothing in this Agreement shall prevent Franchisor or Franchisee from obtaining specific performance of this Agreement and injunctive relief against threatened conduct that will cause loss or damages, under equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. Franchisor shall be entitled to injunctive relief without bond but upon due notice, in addition to all further and other relief available at law or equity. Franchisee's sole remedy upon entry of any injunction shall be dissolution of the injunction, if warranted, upon hearing. Franchisee waives all claims for damages fro any wrongful issuance of any injunction.

              E. RIGHTS CUMULATIVE. Franchisor and Franchisee's rights under this Agreement are cumulative. No exercise or enforcement of any right or remedy shall preclude exercise or enforcement of any other right or remedy that the law entitles Franchisor or Franchisee to enforce.

              F. GOVERNING LAW. Except to the extent governed by the United States Trademark Act of 1946,15 U.S.C. sections 1051 et seq. this Agreement shall be interpreted and construed under California law. However if any applicable state franchise investment or similar law or regulation prohibits the parties from agreeing to be governed by California law then this Agreement shall be governed by the law of the state that prohibits application of California law.

              G.   ARBITRATION.

                   (i) Except as precluded by applicable law, any controversy or claim that arises out of or relates to this Agreement, or any breach of this Agreement, including without limitation any claim that any of this Agreement is invalid, illegal, voidable or void, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court with jurisdiction thereof. The preceding sentence shall not limit Franchisor's rights or remedies in connection with any action in any court of competent jurisdiction for injunctive or other provisional relief that Franchisor deems necessary or appropriate to compel Franchisee to comply with Franchisee's obligations under this Agreement or to protect the Marks.

                   (ii) Unless applicable law requires otherwise, arbitration shall occur in Los Angeles, California.

                   (iii) This arbitration provision shall be self executing. If a party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party regardless of such failure to appear.

              H. BINDING EFFECT. This Agreement shall inure to the benefit of and shall bind the parties and their executors, administrators, heirs, assigns, and successors in interest.

              I. MODIFICATION. Except as expressly provided in section 24.A the parties may modify this Agreement only by written instrument signed by the parties.



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
              J.   CONSTRUCTION.

                   (i) The preambles and exhibit(s) are part of this Agreement. This Agreement is the parties' entire agreement with respect to its subject matter. There are no other prior or contemporaneous oral or written understandings or agreements between the parties relating to the subject matter of this Agreement.

                   (ii) Nothing in this Agreement shall confer any right or remedy upon any third person or legal entity not a party to this Agreement.

                   (iii) Except when this agreement expressly requires Franchisor to reasonably approve or not unreasonably withhold approval of any action or request by Franchisee, Franchisor shall have the right to refuse any request by Franchisee, Franchisor shall have the right to refuse any request by Franchisee or to withhold approval of any action by Franchisee.

                   (iv) Headings in this Agreement are for convenience only. Headings do not define, limit or construe the contents of sections.

                   (v) "Affiliate" means any company directly or indirectly owned or controlled by Franchisor that offers services, products, or transacts other business to or with Franchisee.

                   (vi) If two or more persons are Franchisee under this Agreement regardless of whether they are partners or joint venturers or in another capacity or relation, their obligations shall be joint and several.

                   (vii) If Franchisee or a transferee is a corporation or partnership then the germs "Franchisee," "owner," and "transferee" mean, unless expressly made applicable to all shareholders and partners, any person who owns of record or beneficially ten percent (10%) or more of the equity or control of Franchisee. Franchisee shall cause each such person to execute the Continuing Guarantee attached to this Agreement as Exhibit C and incorporated herein by this reference.

              K. MULTIPLE ORIGINALS. This Agreement may be executed in multiple copies, each of which shall be deemed an original.

              L. NOTICES AND PAYMENTS. Written notices and reports that this Agreement or the Operating Manual permit or require to be delivered shall be deemed so delivered when delivered by hand, or one (1) business day after transmission by telegraph or other electronic system, or three (3) business days after placement in the United States Mail by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the address first written above or its most current principal business address of which the notifying party has been notified. Payments and reports required by this Agreement shall be directed to Franchisor at the address first written above or at the address of which Franchisor from time to time notifies Franchisee, or to such other persons and places as Franchisor may from time to time direct. Any required payment or report not actually received by Franchisor during regular business hours on the date due or postmarked by postal authorities at least two (2) days prior to the date due shall be deemed delinquent.


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         Executed on the date first written above.

"Franchisor"                                "Franchisee"

REMEDYTEMP, INC.                            ______________________________

By:  _____________________________          By:  _________________________

     Its:  _______________________               Its _____________________